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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 333-93391 on Form S-3 and Registration Statement No. 333-91415 on Form S-8 of our report dated March 2, 2001, except for Note 14 as to which the date is March 16, 2001, with respect to the consolidated financial statements and financial statement schedule as of December 31, 2000 and for the year then ended, appearing in this Annual Report on Form 10-K/A of Hawker Pacific Aerospace for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 30, 2001